Exhibit 99.1

FOR RELEASE ON: October 30, 2013 at 07:30 ET

CONTACT:	Dan Behrendt
Chief Financial Officer
TASER International, Inc.
(480) 905-2000

TASER Reports Record Quarterly Revenue of $35.2 Million

AXON Camera and EVIDENCE.com bookings increase 186% sequentially to $5.8 million

SCOTTSDALE, Ariz., October 30, 2013 — TASER International, Inc. (NASDAQ: TASR), today announced financial results for the third quarter ended September 30, 2013.

Financial Summary:

•	Net sales were $35.2 million in the quarter, an increase of $6.4 million, or 22.3%, compared to third quarter 2012 sales of $28.8 million. Upgrades by numerous law enforcement agencies to the new TASER® X26P™ and TASER X2™ Smart Weapons drove the increase. AXON® cameras, EVIDENCE.com and TASER® CAM™ HD recorders also contributed to the net sales increase in the third quarter.

•	TASER Weapons segment revenues grew $4.5 million year-over-year, or 16.8%, to $31.6 million in the third quarter of 2013.

•	EVIDENCE.com and Video product revenues increased by $1.9 million, or 111.5%, to $3.6 million in the third quarter of 2013.

•	Gross margin in the third quarter of 2013 was 62.8%, compared to 58.4% in the same period last year. The improvement in gross margin in the third quarter of 2013 was driven by the 22.3% increase in net sales which resulted in better leverage of overhead expense, increased sales prices and lower trade-in credit values. Gross margin continues to benefit from the Company’s decision to utilize third-party cloud services in its Video segment. Gross margin also benefited from the full depreciation of the capitalized EVIDENCE.com software development costs.

•	Sales, general and administrative (SG&A) expenses of $12.8 million in the third quarter of 2013 increased 33.9%, from $9.5 million in the third quarter of 2012. As a percentage of revenue, SG&A increased to 36.3% in the third quarter 2013 compared to 33.2% in the prior year. The increase to SG&A was primarily driven by professional, accounting and legal fees and litigation expenses which increased $2.2 million compared to the prior year primarily due to expenses relating to the defense of product and commercial litigation. The Company expects expenses relating to the defense of product and commercial litigation to trend downward in the second half of 2014. Also contributing to the increase in SG&A, personnel expenses increased $0.7 million year-over-year due to the Company’s strategic effort to enhance its customer-facing capabilities in roles such as account management and telesales, in addition to some incremental administrative functions. Finally, we incurred higher selling and marketing expenses of approximately $0.4 million to support our initiatives internationally and in the video market.

•	Research and development (R&D) expenses of $2.4 million for the third quarter of 2013 increased $0.5 million, or 22.9%, when compared to the third quarter of 2012 primarily driven by additional personnel expense related to EVIDENCE.com and Video product segment development initiatives. The Company expects to see increased expenses in R&D through 2014 as EVIDENCE.com scales and we begin to expand our cloud offerings into adjacent technologies in law enforcement.

•	Income from operations increased $1.6 million, or 30.4%, to $6.9 million in the third quarter of 2013 compared to the third quarter of 2012.

•	Adjusted EBITDA was $9.0 million for the third quarter of 2013, an increase from Adjusted EBITDA of $8.0 million in the third quarter of 2012. The increase is due to increased sales and margins.

•	Net income for the third quarter of 2013 was $5.1 million, or $0.10 per basic and diluted share.

•	In the third quarter of 2013, the Company generated $10.9 million in cash from operating activities. Cash, cash equivalents and investments were $48.3 million at the end of the third quarter of 2013, up from $37.8 million at December 31, 2012.

“These are exciting times for us as our long-term business strategy is now intersecting several trends which we believe have hit a tipping point, namely officer-worn video and cloud computing” said Rick Smith, CEO of TASER International. “Last week, the Police Executive Research Forum (PERF), one of the most respected thought leaders in public safety, held a session dedicated to the topic of officer-worn video where leading chiefs indicated they plan to implement body worn video in the near future. Similarly, the International Association of Chiefs of Police reports that over half of police chiefs surveyed indicate they are deploying or actively considering cloud solutions. These trends were underscored by the significant growth in bookings for our AXON cameras and EVIDENCE.com this quarter.”

“The last few months have been full of momentous events for the Company including the launch of the AXON body™ camera, the Familiar team acquisition, the announcement of the EVIDENCE Mobile application all culminating in record quarterly revenues”, said Rick Smith, CEO of TASER International, Inc. “It is a truly exciting time to be a part of TASER. We continue to deliver solid growth within the weapons segment, while generating significant traction in EVIDENCE.com. Sales bookings for the AXON flex™ and AXON body™ on-officer cameras and the EVIDENCE.com service more than quadrupled during the third quarter of 2013 compared to the same quarter in the prior year and nearly tripled compared to the second quarter of 2013. We also honed our strategy to further accelerate market adoption of EVIDENCE.com with our new, tiered pricing structure, which better allows us to tailor our services across various market segments. Given the growing momentum, we will continue to invest in EVIDENCE.com to strengthen our sales force and infrastructure, capture market share, and investigate adjacent opportunities to drive value for our stakeholders,” concluded Smith.

Other Significant Events:

•	The Company announced a number of significant orders for its Smart Weapons, the new X26P and the X2 that occurred during the third quarter, including:

•	Chesterfield County Police Department (VA) purchased 80 X2s

•	Cumberland County Sheriff’s Office (NC) purchased 175 X26Ps

•	DeKalb County Police Department (GA) purchased 150 X26Ps

•	Fayetteville Police Department (NC) purchased 200 X2s

•	Forsyth County Sheriff’s Office (NC) purchased 100 X2s with TASER CAM HD recorders

•	Houston Police Department (TX) purchased 2,188 X2s

•	Jacksonville Sheriff’s Office (FL) purchased 80 X26Ps

•	Jefferson Parish Sheriff’s Office (LA) purchased 700 X26Ps and TASER CAM HD recorders

•	Las Vegas Metro Police Department (NV) purchased 174 X26Ps

•	Manatee County Sheriff’s Office (FL) purchased 100 X26Ps

•	Margate Police Department (FL) purchased 103 X2s

•	Maricopa County Sheriff’s Office (AZ) purchased 577 X2s and TASER CAM HD recorders

•	Milwaukee Police Department (WI) purchased 130 X2s

•	Rhode Island State Police (RI) purchased 170 X26Ps

•	Riviera Beach Police Department (FL) purchased 90 X2s

•	U.S. Forest Service purchased 400 X26Ps

•	Two additional U.S. law enforcement agencies purchased a combined 837 X2s

•	The Company continued to see new agencies adopt the AXON flex and new AXON body on-officer cameras and EVIDENCE.com management service during the third quarter. AXON and EVIDENCE.com deployments included significant orders from:

•	Albuquerque Police Department (NM)

•	Brookfield Police Department (WI)

•	Dallas Fort Worth International Airport Department of Public Safety (TX)

•	Fort Worth Police Department (TX)

•	Greensboro Police Department (NC)

•	Spokane Police Department (WA)

•	Surprise Police Department (AZ)

•	Topeka Police Department (KS)

•	Subsequent to the close of the third quarter, the Company announced the acquisition of Familiar, Inc. as a move to enhance the R&D efforts around EVIDENCE.com and to expand our mobile offerings into additional adjacent markets within public safety.

•	The Company will continue to take questions relating to the third quarter results via social media. TASER management will entertain questions during the call asked via Twitter, in addition to questions from those logged into the webcast. Individuals may submit questions via Twitter using hashtag #TASR_Earnings to the @TASER_IR handle. TASER management regrets that due to time considerations, not all questions may be answered during the call. For those individuals who do not have access to Twitter, all tweets and related content are streamed directly to http://investor.taser.com.

•	The Company will update its investor relations presentation and fact sheet and post them to http://investor.taser.com within the next two weeks with the third quarter results. Archived presentations from previous quarters may also be found on the website.

The Company will host its third quarter 2013 earnings conference call on Wednesday, October 30, 2013 at 11:00 am ET. To join the live audio presentation, please dial toll free at 877-303-9126, or for international callers, please dial 253-237-1156. The pass code is 55003772.

Non-GAAP Measures

To supplement the Company’s financial results presented in accordance with GAAP, we are presenting the non-GAAP financial measures of EBITDA and Adjusted EBITDA. Our management uses these non-GAAP financial measures in evaluating the Company’s performance in comparison to prior periods and as a measure of liquidity. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning and forecasting our future periods. A reconciliation of GAAP to the non-GAAP financial measures is presented at the end of the release.

EBITDA is defined as consolidated net income (loss) before interest expense, income taxes and depreciation and amortization. Adjusted EBITDA as presented herein is defined as EBITDA before certain other items, including: stock-based compensation; loss on write-down/disposal of property, equipment and intangibles, net; provision for obsolete and excess inventory; litigation judgment (reversal) expense; loss on impairment; and interest income and other (income) expense.

Caution on Use of Non-GAAP Measures

These non-GAAP financial measures are not consistent with GAAP, and management believes investors will benefit by referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and

•	these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears within this press release.

About TASER International, Inc.

TASER International, Inc. (NASDAQ:TASR) is a global provider of safety technologies that protect life and prevent conflict. More than 17,000 public safety agencies in 100 countries rely on TASER® conducted electrical weapons and AXON on-officer camera systems to help protect and serve. Today, the use of TASER CEWs has saved more than 115,000 lives from potential death or serious injury while TASER innovations benefit individuals and families too, providing personal protection and accountability while maintaining regard for life. Since 1994, more than 260,000 individuals have relied on TASER technology as a means for effective personal safety. Learn more about TASER International and its solutions at www.TASER.com and www.EVIDENCE.com or by calling (800) 978-2737. Be a part of the TASER community by joining us on Facebook, LinkedIn, Twitter, and YouTube.

TASER® is a registered trademark of TASER International, Inc., registered in the U.S. All rights reserved. TASER logo, AXON, AXON flex, AXON body, TASER CAM HD, X26, X26P and X2 are trademarks of TASER International, Inc.

Note to Investors

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our expectations, beliefs, intentions or strategies regarding the future; that we expect to see increased R&D expenses in 2014; and that we will continue to invest in EVIDENCE.com. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements herein.

TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to: market acceptance of our products; our dependence on sales of our TASER X26, X26P and X2 CEWs; the acceptance of our EVIDENCE.com software model; our ability to design, introduce and sell new products; delays in development schedules; rapid technological change and competition; product defects; breach of our security measures resulting in unauthorized access to customer data; outages and disruptions relating to our EVIDENCE.com service; budgetary and political constraints of prospects and customers; the length of our sales cycle and our ability to realize benefits from our marketing and selling efforts; litigation risks resulting from alleged product-related injuries and media publicity concerning allegations of deaths occurring after use of the TASER device and the negative impact this publicity could have on sales; the outcome of pending or future litigation; our ability to protect our intellectual property; intellectual property infringement claims and relating litigation costs; competition in foreign countries relating to foreign patents; our successful identification of existing intellectual property rights that might infringe on our developments; risks of governmental regulations, including regulations of our products by the United States Consumer Product Safety Commission, regulation of our products as a “crime control” product by the Federal government, state and local government regulation and foreign regulation; the adverse effects that could result from our products being classified as firearms by the United States Bureau of Alcohol and Firearms; our compliance with regulations governing the environment, including but not limited to, regulations within the European Union; new regulations relating to conflict minerals; our dependence on third party suppliers for key components of our products; component shortages, including our dependence on foreign suppliers for key components; rising costs of raw materials and transportation relating to petroleum prices; our ability to manage our growth; our ability to increase manufacturing production to meet demand; establishment and expansion of our direct and indirect distribution channels; our ability to pursue sales directly with customers; risks relating to acquisitions and joint ventures; catastrophic events; fluctuations in quarterly operating results; foreign currency fluctuations; counterparty risks relating to cash balances held in excess of FDIC insurance limits; employee retention risks and other factors identified in documents filed by us with the Securities and Exchange Commission, including those set forth in our Form 10-K.

Please visit http://investor.taser.com, http://blog.taser.com, www.twitter.com/taser_ir, www.twitter.com/officialtaser and http://www.facebook.com/TASERInternational where TASER discloses information from time to time about the company, its financial information, and its business.

For investor relations information please contact Erin Curtis by phone at (480) 515-6330 or via email at IR@TASER.com, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., (480) 905-2002.

TASER International, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net sales	$35,196,822	$28,772,956	$97,806,271	$82,636,791
Cost of products sold and services delivered	13,100,817	11,969,944	37,516,899	34,090,148

Gross margin	22,096,005	16,803,012	60,289,372	48,546,643
Sales, general and administrative expenses	12,775,980	9,539,996	34,898,005	26,798,629
Research and development expenses	2,439,812	1,985,701	6,444,432	6,156,751
Litigation judgment recovery	—	—	—	(2,200,000)

Income from operations	6,880,213	5,277,315	18,946,935	17,791,263
Interest and other income (expense), net	34,891	11,418	30,807	25,545

Income before provision for income taxes	6,915,104	5,288,733	18,977,742	17,816,808
Provision for income taxes	1,801,512	1,611,861	6,108,795	6,893,872

Net income	$5,113,592	$3,676,872	$12,868,947	$10,922,936

Income per common and common equivalent shares
Basic	$0.10	$0.07	$0.25	$0.19
Diluted	$0.10	0.07	0.24	0.19
Weighted average number of common and common equivalent shares outstanding
Basic	51,341,785	52,509,068	51,727,197	57,997,341
Diluted	53,320,918	53,106,325	53,643,803	58,482,833

TASER International, Inc.

Segment Reporting

(Unaudited)

	Three Months Ended September 30, 2013			Three Months Ended September 30, 2012
	TASER Weapons	EVIDENCE.com & Video	Total	TASER Weapons	EVIDENCE.com & Video	Total
Product sales	$31,626,484	$3,103,781	$34,730,265	$27,085,180	$1,528,347	$28,613,527
Service revenue	—	466,557	466,557	—	159,429	159,429

Net sales	31,626,484	3,570,338	35,196,822	27,085,180	1,687,776	28,772,956

Cost of products sold	10,906,999	1,896,691	12,803,690	9,673,370	1,181,906	10,855,276
Cost of services delivered	—	297,127	297,127	—	1,114,668	1,114,668

Gross margin	20,719,485	1,376,520	22,096,005	17,411,810	(608,798)	16,803,012
Sales, general & administrative	11,130,971	1,645,009	12,775,980	8,618,250	921,746	9,539,996
Research & development	1,160,400	1,279,412	2,439,812	1,043,607	942,094	1,985,701

Income (loss) from operations	$8,428,114	$(1,547,901)	$6,880,213	$7,749,953	$(2,472,638)	$5,277,315

Operating margin %	27%	-43%	20%	29%	-147%	18%

	Nine Months Ended September 30, 2013			Nine Months Ended September 30, 2012
	TASER Weapons	EVIDENCE.com & Video	Total	TASER Weapons	EVIDENCE.com & Video	Total
Product sales	$89,901,959	$6,853,388	$96,755,347	$78,774,581	$3,464,606	$82,239,187
Service revenue	—	1,050,924	1,050,924	—	397,604	397,604

Net sales	89,901,959	7,904,312	97,806,271	78,774,581	3,862,210	82,636,791

Cost of products sold	31,534,576	4,440,236	35,974,812	28,068,676	2,712,678	30,781,354
Cost of services delivered	—	1,542,087	1,542,087	—	3,308,794	3,308,794

Gross margin	58,367,383	1,921,989	60,289,372	50,705,905	(2,159,262)	48,546,643
Sales, general & administrative	30,622,109	4,275,896	34,898,005	24,373,401	2,425,228	26,798,629
Research & development	3,126,589	3,317,843	6,444,432	2,806,043	3,350,708	6,156,751
Litigation judgment recovery	—	—	—	(2,200,000)	—	(2,200,000)

Income (loss) from operations	$24,618,685	$(5,671,750)	$18,946,935	$25,726,461	$(7,935,198)	$17,791,263

Operating margin %	27%	-72%	19%	33%	-205%	22%

TASER International, Inc.

AXON flex, AXON body and EVIDENCE.com Bookings by Quarter

(Unaudited)

	For the Quarter ended,
	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012
Bookings	$5,846,547	$2,045,938	$1,387,199	$1,670,813	$1,318,107

AXON flex, AXON body and EVIDENCE.com Bookings is a statistical measure defined as the sales price of orders placed in the relevant time period. Bookings are an indication of the activity the Company is seeing relative to AXON flex, AXON body and EVIDENCE.com.

The Company has deliverables to meet prior to recognizing revenue related to many of the orders. These statistics represent orders and not invoiced sales. Once invoiced, the revenue related to EVIDENCE.com is recognized over the requisite service period of one to five years. Due to municipal government funding rules, certain of the future year amounts included in bookings are subject to budget appropriation. Although TASER has entered into contracts for the delivery of products and services in the future and anticipates the contracts will be completed, if agencies do not appropriate money in future year budgets, revenue associated with these bookings will not ultimately be recognized, resulting in in a future reduction to bookings.

For more information relative to our revenue recognition policies, please reference our SEC filings. Some bookings will be invoiced in subsequent years.

TASER International, Inc.

Unit Sales Statistics

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013	2012	Unit Change	Percent Change	2013	2012	Unit Change	Percent Change
X26	7,195	8,312	(1,117)	-13.4%	24,296	31,951	(7,655)	-24.0%
X26P	7,327	—	7,327	100.0%	17,663	—	17,663	100.0%
X2	8,469	7,290	1,179	16.2%	20,431	19,406	1,025	5.3%
M26	502	1,617	(1,115)	-69.0%	1,638	3,258	(1,620)	-49.7%
X3	—	36	(36)	-100.0%	271	69	202	292.8%
C2	1,544	2,832	(1,288)	-45.5%	5,869	8,594	(2,725)	-31.7%
TASER Cam	3,343	1,957	1,386	70.8%	8,349	5,446	2,903	53.3%
Cartridges	375,363	434,167	(58,804)	-13.5%	1,153,825	1,167,253	(13,428)	-1.2%
AXON flex	1,217	1,263	(46)	-3.6%	3,580	2,018	1,562	77.4%
AXON body	774	—	774	100.0%	774	—	774	100.0%
StrikeLight	1,322	—	1,322	100.0%	1,322	—	1,322	100.0%

TASER International, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net income	$5,113,592	$3,676,872	$12,868,947	$10,922,936
Depreciation and amortization	1,088,071	1,718,546	4,036,337	5,113,989
Interest expense	2,795	405	8,326	4,479
Provision for income taxes	1,801,512	1,611,861	6,108,795	6,893,872

EBITDA	$8,005,970	$7,007,684	$23,022,405	$22,935,276

Adjustments:
Stock-based compensation expense	962,994	849,388	2,905,635	2,197,050
Loss on write down/disposal of property, equipment and intangibles, net	1,787	126,963	83,820	305,138
Provision for excess and obsolete inventory	110,211	39,351	279,184	236,819
Litigation judgment recovery	—	—	—	(2,200,000)
Interest income and other (income) expense	(37,686)	(11,823)	(39,133)	(30,024)

Adjusted EBITDA	$9,043,276	$8,011,563	$26,251,911	$23,444,259

Adjusted EBITDA as a percentage of net sales	25.7%	27.8%	26.8%	28.4%

Composition of stock-based compensation:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Cost of products sold	$49,632	$38,085	$133,500	$133,977
Sales, general and administrative expenses	735,433	657,870	2,292,672	1,631,234
Research and development expenses	177,929	153,433	479,463	431,839

	$962,994	$849,388	$2,905,635	$2,197,050

TASER International, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$35,005,494	$36,126,791
Short-term investments	8,751,409	1,680,958
Accounts and notes receivable, net	20,093,295	18,101,240
Inventory	12,289,360	10,993,209
Prepaid expenses and other current assets	4,859,631	2,754,331
Deferred income tax assets, net	9,450,523	9,395,987

Total current assets	90,449,712	79,052,516
Property and equipment, net	19,347,416	21,952,201
Deferred income tax assets, net	10,397,208	11,605,812
Intangible assets, net	3,360,355	3,317,169
Long-term investments	4,580,049	—
Other assets	357,512	308,553

Total assets	$128,492,252	$116,236,251

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,112,997	$6,222,904
Accrued liabilities	8,180,852	7,065,085
Current portion of deferred revenue	6,317,899	4,287,305
Customer deposits	1,077,622	500,018
Current portion of capital lease payable	35,545	33,947

Total current liabilities	20,724,915	18,109,259
Deferred revenue, net of current portion	12,302,510	7,835,767
Liability for unrecognized tax benefits	3,074,447	2,902,896
Other long-term liabilities	169,116	—
Long-term portion of capital lease payable	76,423	103,283

Total liabilities	36,347,411	28,951,205

Stockholders’ Equity:
Preferred stock	—	—
Common stock	683	661
Additional paid-in capital	128,623,101	111,661,393
Treasury stock	(92,202,810)	(67,203,043)
Retained earnings	55,752,014	42,883,067
Accumulated other comprehensive loss	(28,147)	(57,032)

Total stockholders’ equity	92,144,841	87,285,046

Total liabilities and stockholders’ equity	$128,492,252	$116,236,251

TASER International, Inc.

Selected Consolidated Statement of Cash Flows Information

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net income	$5,113,592	$3,676,872	$12,868,947	$10,922,936
Depreciation and amortization	1,088,071	1,718,546	4,036,337	5,113,989
Stock-based compensation expense	962,994	849,388	2,905,635	2,197,050
Net cash provided by operating activities	10,863,245	9,873,657	23,086,514	23,258,163
Net cash provided by (used in) investing activities	(1,232,151)	1,644,865	(13,236,410)	676,690
Net cash provided by (used in) financing activities	6,302,552	(3,523,811)	(10,968,934)	(19,265,477)
Cash and cash equivalents, end of period	35,005,494	25,965,711	35,005,494	25,965,711